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                                                                    Exhibit 10.4

                                   MEL ROSEN

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1506 N. E. 162nd Street, N. Miami, FL 33162 o (305) 947-3010  Fax (305) 919-8154



                                  April 8, 1998

Tel-Com Wireless Cable TV Corporation
1506 NE 162d Street
Miami, FL 33162

Gentlemen:

As the holder of a Convertible Debenture in the original principal sum of $2,100,000, I agreed with Tel-Com in principle that, at some future date, I would convert my Debenture to Common Stock, well ahead of the Maturity Date of the Debenture. We completed the negotiation of an agreement with respect to that "early" conversion, the terms which agreement were set forth in a Memorandum dated October 29, 1997 (the "Memorandum). Based on that agreement, interest on the Debenture was to cease to accrue from and after January 1, 1998. In November, 1997, the Board of Directors of the Company approved the conversion under the terms set forth in that Memorandum.

This letter will serve as formal notice of my intent to convert the Debenture to 4,732,000 shares of Common Stock as set forth in the Memorandum, such conversion to occur on or before May 15, 1998.

Sincerely,

/s/ Mel Rosen

MEL ROSEN



Receipt of the above Notice as of the _____ day of April, 1998.

/s/ Samuel A. Simkin
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FOR TEL-COM WIRELESS CABLE
       TV CORPORATION